Exhibit 10.3

As of July 26, 2022

U.S. Energy Corp.

675 Bering, Suite 390

Houston, TX 77057

Attention: Ryan Smith

Re:	Increase of Borrowing Base

Gentlemen:

We refer to that certain Credit Agreement among U.S. ENERGY CORP., as Borrower, the Lenders from time to time party thereto, and FIRSTBANK SOUTHWEST, as Administrative Agent, dated as of January 5, 2022 (as amended from time to time, the “Credit Agreement”). The defined terms used in this letter have the same meanings as are provided therefor in the Credit Agreement.

This letter will confirm our agreements with respect to the Borrowing Base:

1.	Increase of Borrowing Base. Effective as of the date hereof, the Borrowing Base shall increase to $20,000,000. In conjunction with the $5,000,000 increase, the Borrower owes the Administrative Agent an upfront fee of $32,500.

2.	Determination Date. The foregoing increase of the Borrowing Base shall constitute the Scheduled Redetermination scheduled to occur on or about April 1, 2022, as set forth in Section 2.07(b) of the Credit Agreement. The Borrowing Base as modified will remain in effect until next adjusted pursuant to the provisions of Section 2.07 of the Credit Agreement or otherwise in accordance with the Credit Agreement.

The agreements set forth herein are limited precisely as written and shall not be deemed (a) to be a waiver of or a consent to the modification of or deviation from any other term or condition of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent and Lenders may now have or may have in the future under or in connection with the Loan Documents. This letter constitutes a Loan Document under the Credit Agreement.

The failure of the Administrative Agent and the Lenders to exercise any available rights and remedies is not intended (i) to operate as a waiver of rights and remedies except as herein provided, and (ii) to indicate any agreement on the part of Administrative Agent and Lenders to waive their rights and remedies in the future. The Administrative Agent and the Lenders are not obligated in any way with respect to future dealings between them and the Borrower, except as are set forth in the presently existing Loan Documents.

If you are in agreement with the foregoing, kindly sign and return the enclosed counterpart of this letter.

[This space is left intentionally blank. Signature pages follow.]

BORROWING BASE INCREASE LETTER – Page 1

Very truly yours,

FIRSTBANK SOUTHWEST,
as Administrative Agent and a Lender

By:	/s/ Dustin Hansen
Dustin Hansen
Senior Vice President

BORROWING BASE INCREASE LETTER – Signature Page

AGREED AND ACCEPTED as of the date first above written:

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
CEO

BORROWING BASE INCREASE LETTER – Signature Page